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                                                           Exhibit 99.2

                        [Ernst & Young LLP Letterhead]

              Report of Independent Auditors on Agreement With
                       First Bank National Association


Audit Committee
PNC Bank Corp.

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of PNC Bank Corp. and subsidiaries (including PNC Mortgage Securities Corp. (PNCMSC)) as of and for the year ended December 31, 1996, and have issued our report thereon dated
January 24, 1997.

In connection with our audit of the consolidated financial statements referred to above, nothing came to our attention that caused us to believe that PNCMSC failed to comply with the terms, covenants, provisions, or conditions of the sections of the agreements between PNCMSC and First
Bank National Association (First Bank), as listed for each series of certificates described in the accompanying schedule, insofar as they relate to accounting matters. However, our audit of the consolidated financial statements was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the use and information of the audit committee, management, and First Bank, acting as trustee or custodian, as applicable, and should not be used for any other purpose. However, this report may become a matter of public record as a result of being included as an exhibit to certain Form 10-Ks that are prepared by PNCMSC and filed with the Securities and Exchange Commission on behalf of the trusts that are established in connection with the series of certificates listed on the accompanying schedule.

                                   \s\Ernst & Young LLP
                                   --------------------

January 24, 1997


      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

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                     Schedule of Agreements With
                   First Bank National Association

Description                                                 Sections
-----------                                                 --------
PARTICIPATION AND SERVICING AGREEMENT, Participation        (a)
Certificates Conventional Residential Fixed Rate
Mortgage Loans, Series 1993-PA2b, Dated as of November
1, 1993.

POOLING AND SERVICING AGREEMENT, $151,911,197.42, PNC       3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi- 3.04, 3.05, cates, Series 1993-12, Cut-Off Date: December 1, 1993. 3.11, 3.12,
                                                            3.13

POOLING AND SERVICING AGREEMENT, $230,592,119.02, PNC       3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi- 3.04, 3.05, cates, Series 1994-1 (Certificate Trust), Mortgage Trust 3.11, 3.12, Pass-Through Certificates, Series 1994-1 (Mortgage Trust), 3.13
Cut-Off Date:  January 1, 1994.

POOLING AND SERVICING AGREEMENT, $139,416,667.25, PNC       3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi-   3.04, 3.05,
cates, Series 1994-2, Cut-Off Date:  April 1, 1994.         3.11, 3.12,
                                                            3.13

POOLING AND SERVICING AGREEMENT, $293,549,022.70, PNC       3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi-   3.04, 3.05,
cates, Series 1994-3, Cut-Off Date:  July 1, 1994.          3.11, 3.12,
                                                            3.13

POOLING AND SERVICING AGREEMENT, $71,005,304.01, PNC        3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi-   3.04, 3.05,
cates, Series 1994-4, Cut-Off Date:  August 1, 1994.        3.11, 3.12,
                                                            3.13

PARTICIPATION AND SERVICING AGREEMENT, Dated as of          (a)
February 1, 1994, Series 1994 PA-1, Mortgage Participa-tion Certificates, Closing Date: February 18, 1994,
Cut-Off Date:  February 1, 1994.

PARTICIPATION  AND SERVICING AGREEMENT, Dated as of         (a)
July 1, 1994, Series 1994 PA-2, Mortgage Participation
Certificates.

POOLING AND SERVICING AGREEMENT, $116,318,874.96, PNC       3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi- 3.04, 3.05, cates, Series 1995-1, Cut-Off Date: February 1, 1995. 3.11, 3.12,
                                                            3.13

POOLING AND SERVICING AGREEMENT, $269,988,933.11, PNC       3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi- 3.04, 3.05, cates, Series 1995-2 (Certificate Trust), Mortgage Trust 3.11, 3.12, Pass-Through Certificates, Series 1995-2 (Mortgage Trust), 3.13
Cut-Off Date:  September 1, 1995.

PARTICIPATION AND SERVICING AGREEMENT, Dated as of June     (a)
1, 1995, Series 1995 PA-1, Mortgage Participation Certi-ficates, Closing Date: June 30, 1995, Cut-Off Date:
June 1, 1995.

PARTICIPATION AND SERVICING AGREEMENT, Dated as of          (a)
October 1, 1995, Series 1995 PA-2, Mortgage Participation
Certificates, Closing Date:  October 31, 1995, Cut-Off
Date:  October 1, 1995.

POOLING AND SERVICING AGREEMENT, $68,101,510.34, PNC        3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi- 3.04, 3.05, cates, Series 1995 PR-1, Cut-Off Date: September 1, 1995. 3.11, 3.12,
                                                            3.13

POOLING AND SERVICING AGREEMENT, $79,829,153.84, PNC        3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi-   3.04, 3.05,
cates, Series 1995-3, Cut-Off Date: November 1, 1995.       3.11, 3.12,
                                                            3.13

POOLING AND SERVICING AGREEMENT, $86,542,998.26, PNC        3.02, 3.03,
Mortgage Securities Corp., Mortgage Pass-Through Certifi-   3.04, 3.05,
cates, Series 1996-2, Cut-Off Date:  June 1, 1996.          3.11, 3.12
                                                            3.13

WHOLE LOAN CERTIFICATE SALE AND SERVICING AGREEMENT,        (a)
Dated as of January 1, 1996, Whole Loan Certificates,
Series 1996 PA-1, Closing Date: January 31, 1996, Cut-Off
Date: January 1, 1996

PARTICIPATION AND SERVICING AGREEMENT, Dated as of January  (a)
1, 1996, Mortgage Participation Certificates, Series 1996
PA-2, Closing Date:  January 31, 1996, Cut-Off Date:
January 1, 1996

PARTICIPATION AND SERVICING AGREEMENT, Dated as of February (a)
1, 1996, Mortgage Participation Certificates, Series 1996
PA-5, Closing Date: February 26, 1996, Cut-Off Date:
February 1, 1996

PARTICIPATION AND SERVICING AGREEMENT, Dated as of March    (a)
1, 1996, Mortgage Participation Certificates, Series 1996
PA-6, Closing Date: March 29, 1996, Cut-Off Date: March
1, 1996

SALE AND SERVICING AGREEMENT, Dated as of October 1, 1996,  (a)
Mortgage Ownership Certificates, Series 1996 PA-10, Closing
Date: October 24, 1996, Cut-Off Date: October 1, 1996

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(a)  Servicing in compliance with the terms of this agreement.